Exhibit 3.11

FILED IN THE OFFICE OF
SECRETARY OF STATE OF
WEST VIRGINIA

THIS DATE AUG 11 1975

ARTICLES OF INCORPORATION

OF

UPLAND RESOURCES, INC.

The undersigned, acting as incorporators of a corporation under Section 27, Article 1, Chapter 31 of the Code of West Virginia adopt the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:

I.              The undersigned agree to become a corporation by the name of UPLAND RESOURCES, INC.

II.            The address of the principal office of said corporation will be located at C/O W. M. Woodroe, Charleston National Plaza, Charleston, West Virginia 25301.

III.           The objects and purposes for which this corporation is formed are as follows:

To acquire by purchase, lease or otherwise, to own, hold and maintain, and to mortgage, pledge, lease, sell or otherwise dispose of oil lands, leases, royalties, and permits, lands and real estate of all kinds and the oil, gas and mineral rights and interests in lands; to produce therefrom coal, oil, gas and other volatile or mineral substances, and to develop, operate, dispose of or in any way use the said leases, royalties, permits, lands, and the oil, gas and mineral rights and interests therein to develop such lands, leases, right and interests; to enter into, acquire, carry out and execute contracts for mining, drilling wells and installation of plants, machinery and appliances, and to dispose of the products therefrom either as a raw product or otherwise, and to refine and reduce said products and to prepare said products for market, and to manufacture from said products any and all marketable commodities; to construct, erect, build and lay, to purchase, lease or otherwise acquire, to own, manage, maintain, operate, and use, to sell, lease, mortgage, or in any manner dispose of or encumber, plants, works, refineries, stations, systems, tank cars, boats, vessels, appliances, apparatus, devices, machinery, structures, equipment and facilities of all kinds for manufacturing, treating, processing, preparing, concentrating, distilling, and in any manner dealing in and with coal, gases, petroleum and other oils, mineral and volatiles substances, asphalt, bitumen and bituminous substances and other similar products of every kind and character for any and all purposes whatsoever.

To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or subdivision thereof.

To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the states, districts or territories of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, or country.

To perform any other acts and do all things that may be necessary or convenient to the attainment of the purposes of this corporation to the same extent as natural persons lawfully might or could do insofar as such acts or things are permitted to be done by corporations organized under the general laws of the State of West Virginia.

The particular specifications of objects, powers, and purposes herein shall not be in limitation but rather in furtherance of the powers granted the corporation under the laws of the State of West Virginia.

IV.           The amount of the total authorized capital stock of said corporation shall be One Thousand Dollars ($1,000), which shall be divided into one thousand (1,000) shares of the par value of One Dollar ($1) each.

2

V.            The full names and addresses of the incorporators are as follows:

NAME	ADDRESS

277 Park Avenue,
DORCAS DAWE	New York, New York 10017

277 Park Avenue,
PATRICIA MOORE	New York, New York 10017

277 Park Avenue,
EDWARD G. GEIST	New York, New York 10017

VI.           The existence of this corporation is to be perpetual.

VII.          The name and address of the person to whom shall be sent notice or process served upon, or service of which is accepted by, the secretary of state is W. M. WOODROE, CHARLESTON NATIONAL PLAZA, CHARLESTON, WEST VIRGINIA 25301

WE, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia, do make and file this ARTICLES OF INCORPORATION, and we have according hereunto set our respective hands this 6th day of August, 1975.

/s/ Dorcas Dawe

/s/ Patricia Moore

/s/ Edward G. Geist

Chapter 31, Article 1, Section 6, Code, 1931, as
amended,
Effective June 10, 1967
AGREEMENT OF INCORPORATION and/or
AMENDMENT prepared by:

Name:	Campbell, Love, Woodroe, Gilbert & Kizer
Address:	1200 Charleston Nat’l Plaza
Charleston, W. Va.

3

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)

I, Mary Lanning, a Notary Public in and for the County and State aforesaid, hereby certify that Dorcas Dawe, Patricia Moore, and Edward G. Geist whose names are signed to the foregoing Articles, bearing date on the 6th day of August, 1975, this day personally appeared before me in my said county and severally acknowledged their signatures to the same.

Given under my hand and the official seal this 6th day of August, 1975.

/s/ Mary Lanning
Notary Public

MARY LANNING
Notary Public, State of New York
No. 31-4504637
Qualified in New York County
Commission Expires March 30, 1977

4

No. 4
AUG 11 1975
[ILLEGIBLE]

AGREEMENT
OF INCORPORATION OF

Upland Resources, Inc.

Principal Office

STOCK	NON-STOCK
CORPORATION	CORPORATION

Issued to Campbell, Love, Woodroe, Gilbert & Kizer
1200 Charleston Nat'l Plaza
Charleston, W. Va.

Received in Book No	Page

Filing Fee:	$5.00	FILED IN THE OFFICE OF
		SECRETARY OF STATE OF
License tax:		WEST VIRGINIA

		THIS DATE SEP 10 1979

ARTICLES OF AMENDMENT

to

ARTICLES OF INCORPORATION

of

UPLAND RESOURCES, INC.

Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the corporation is Upland Resources, Inc.

SECOND:  The following Amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on June 29, 1979, in the manner prescribed by Sections 107 and 147, Article 1, Chapter 31.

IV.  The amount of the total authorized capital of said corporation shall be One Hundred and Fifty Thousand Dollars ($150, 000), which shall be divided into one hundred and fifty thousand  (150,000) shares of common stock of the par value of One Dollar ($1) each.

THIRD:  The number of shares of the corporation outstanding at the time of such adoption was 50,000, and the number of shares entitled to vote thereon was 50,000.

FOURTH:  The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares

Common stock of the par value of $1 per per share	50,000

FIFTH:  The number of shares voted for such amendment was 50,000; and the number of shares voted against such amendment was 0.

SIXTH:  The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively was:

	Number of Shares Voted
Class	For	Against

Common	50,000	0

SEVENTH:  The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows: None.

EIGHTH:  The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: Increasing authorized common stock of $1 par value from 50,000 to 150,000 shares.

NINTH:  The foregoing articles of amendment were prepared by John W. Hetherington, 299 Park Avenue, N.Y., N.Y.  10017.

Dated: July 27, 1979.

Upland Resources, Inc.
)
)
By	/s/ James L. Martin	)
	Its President	)
)
)
and	/s/ [ILLEGIBLE]	)
	Its Assistant Secretary	)
)
)

STATE OF NEW YORK
SS
COUNTY OF NEW YORK

I, John W. Hetherington, a notary public, do hereby certify that on this 27th day of July, 1979, personally appeared before me James L. Martin, who, being by me first duly sworn, declared that he is the President of Upland Resources, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein are true.

/s/ John W. Hetherington
Notary Public

JOHN W. HETHERINGTON
Notary Public, State of New York
No. [ILLEGIBLE]
Qualified in Westchester County
Commission Expires March 30, 1980

FILED IN THE OFFICE OF
SECRETARY OF STATE OF
WEST VIRGINIA

THIS DATE APR 30 1980

ARTICLES OF AMENDMENT

to

ARTICLES OF INCORPORATION

of

UPLAND RESOURCES, INC.

Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:            The name of the corporation is Upland Resources, Inc.

SECOND:       The following Amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on April 4, 1980, in the manner prescribed by Sections 107 and 147, Article 1, Chapter 31.

IV.   The amount of the total authorized capital of said corporation shall be One Million Dollars ($1,000,000) which shall be divided into one million (1,000,000) shares of common stock of the par value of One Dollar ($1) each.

THIRD:          The number of shares of the corporation outstanding at the time of such adoption was 120,000, and the number of shares entitled to vote thereon was 120,000.

FOURTH:      The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares

Common stock of the par value of $1 per per share	120,000

FIFTH:           The number of shares voted for such amendment was 120,000; and the number of shares voted against such amendment was 0.

SIXTH:           The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

	Number of Shares Voted
Class	For	Against

Common	120,00	0

SEVENTH:     The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows: None.

EIGHTH:        The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: Increasing authorized common stock of $1 par value from 150,000 to 1,000,000 shares.

NINTH:          The foregoing articles of amendment were prepared by John W. Hetherington, 299 Park Avenue, N.Y., N.Y. 10017.

Dated:	,	1980	.

Upland Resources, Inc.
)
)
				By:	/s/ James L. Martin	)
					Its President	)
)
)
				and:	/s/ [ILLEGIBLE]	)
					Its Secretary	)

STATE OF NEW YORK

ss

COUNTY OF NEW YORK

I, Cindy B. Rosen, a notary public, do hereby certify that on this 1st day of April, 1980, personally appeared before me James L. Martin, who, being by me first duly sworn, declared that he is the President of Upland Resources, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein are true.

/s/ Cindy B. Rosen
Notary Public

Notary
[SEAL]

FILED IN THE OFFICE OF
SECRETARY OF STATE OF
WEST VIRGINIA
[ILLEGIBLE] JUL 6 1981

ARTICLES OF AMENDMENT

to

ARTICLES OF INCORPORATION

of

UPLAND RESOURCES, INC.

Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:             The name of the corporation is Upland Resources, Inc.

SECOND:        The following Amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on June 15, 1981, in the manner prescribed by Sections 107 and 147, Article 1, Chapter 31.

IV.   The amount of the total authorized capital of said corporation shall be One Million Five Hundred Thousand Dollars ($1,500,000) which shall be divided into one million five hundred thousand (1,500,000) shares of common stock of the par value of One Dollar ($1.00) each.

THIRD:            The number of shares of the corporation outstanding at the time of such adoption was 620,000, and the number of shares entitled to vote thereon was 620,000.

FOURTH:        The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares

Common stock of the par value of $1 per share	620,000

FIFTH:             The number of shares voted for such amendment was 620,000; and the number of shares voted against such amendment was 0.

SIXTH:            The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively was:

	Number of Shares Voted
Class	For	Against

Common	620,000	0

SEVENTH:      The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows: None.

EIGHTH:          The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: Increasing authorized common stock of $1 par value from 1,000,000 to 1,500,000 shares.

NINTH:            The foregoing Articles of Amendment were prepared by John W. Hetherington, 299 Park Avenue, New York, New York 10171.

Dated:	June 25, 1981.

Upland Resources, Inc.
)
)
		By:	/s/ James L. Martin	)
			Its President	)
)
)
		and:	/s/ John W. Hetherington	)
			Its Secretary	)

2

STATE OF NEW YORK

ss

COUNTY OF NEW YORK

I, Cindy B Rosen, a notary public, do hereby certify that on this 25 day of June, 1981, personally appeared before me James L. Martin, who, being by me first duly sworn, declared that he is the President of Upland Resources, Inc., that he signed the foregoing document as President of the Corporation, and that the statements therein are true.

/s/ Cindy B. Rosen
Notary Public

Notary
[SEAL]